EXHIBIT 23. 2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Exar Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Exar Corporation of our report dated April 23, 2001, appearing in the Annual Report on Form 10-K of Exar Corporation for the year ended March 31, 2002.

/s/ DELOITTE & TOUCHE, LLP
Deloitte & Touche, LLP
San Jose, CA
July 19, 2002